Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of voxeljet AG of our report dated March 30, 2021 relating to the financial statements, which appears in voxeljet AG 's Annual Report on Form 20-F for the year ended December 31, 2020.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Munich, Germany
May 7, 2021

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Katharina Deni	/s/ Sebastian Stroner
Wirtschaftsprüfer	Wirtschaftsprüfer